Exhibit 10.14
Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.
G42 Holding US LLC, [***]
Cerebras Systems, Inc.
1237 E. Arques Avenue Sunnyvale
California 94085
United States of America
24 April 2024
Dear Andrew
LETTER OF AWARD IN RESPECT OF HPC INFRASTRUCTURE PO
I am pleased to confirm that G42 Holding US LLC (G42 US) intends to enter into, or procure the entering into (by its nominated third party) of, a Purchase Order (PO) with Cerebras Systems, Inc. (Cerebras) under the framework goods agreement (FGA) agreed between G42 US and Cerebras and dated 13 September 2023 (or under an agreement between Cerebras and such third party which is on substantially similar terms to the FGA).
The terms of the PO will be based on the terms of the purchase orders that have previously been entered into between G42 US and Cerebras under the FGA and will specify the scope of Cerebras’s supplies, which will include [***] high-performance compute infrastructure at the agreed price of [***] per cluster of [***] (HPC infrastructure) or the provision of services, in either case of a minimum value of three hundred million US dollars (US$300m). The PO will also specify the service levels, technical specifications and installation and support services that Cerebras will be required to meet or supply.
You have told me that:
•Cerebras wishes to begin manufacturing activities in respect of the HPC infrastructure before the PO is entered into; and
•in order to do so, Cerebras would like G42 US to advance to Cerebras a sum of three hundred million US dollars (US$300m) (the Prepaid Sum).
I can confirm that:
•G42 US agrees to pay the Prepaid Sum on the terms of this letter; and
•that Cerebras may issue an invoice to G42 US for the Prepaid Sum, which G42 US will pay by bank transfer as soon as reasonably practicable.

G42 Holding US LLC, [***]
Please ensure that the Cerebras invoice:
•states that it is an invoice for the Prepaid Sum that is specified in this letter of award, dated 24 April 2024; and
•does not mention or require the payment by G42 US of any taxes.
By signing the acknowledgement and agreement to the terms of this letter that is set out below, you agree on behalf of Cerebras that:
•during the period beginning on the date that Cerebras receives the Prepaid Sum in its bank account and ending on the day on which Cerebras becomes entitled to receive payment to the Prepaid Sum under the PO (the Prepaid Period), Cerebras will hold the Prepaid Sum on trust for G42 US and will only use it to make payments to its third party vendors in order to begin manufacturing the HPC infrastructure;
•a sum equal to the Prepaid Sum will be deemed to have been paid under the PO and, accordingly, will be deducted from the fees payable under the PO;
•during the Prepaid Period, G42 US will not be liable for any costs (or any other commitment that Cerebras may enter into) as a result of Cerebras commencing manufacture of the HPC infrastructure;
•once the PO has been entered into, any liabilities of G42 US for Cerebras’s costs (if any) will only be strictly as set out in the PO;
•if the PO is not entered into within [***] or such longer period as may be specified by G42 US:
◦any portion of the Prepaid Sum not paid by Cerebras to its third party vendors will be payable to G42 US on demand; and
◦any of Cerebras’s rights (including ownership rights) in respect of the HPC infrastructure [***] to be supplied by such third party vendors will transfer to G42 US automatically;
•this letter and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales; and
•G42 US and Cerebras irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this letter or its subject matter or formation.

G42 Holding US LLC, [***]
Please sign and return a scanned copy of this letter to acknowledge your agreement to its terms.
Yours sincerely,
Martin Edelman
Authorized Signatory

/s/ Martin Edelman

FOR AND ON BEHALF OF G42 HOLDING US LLC
I hereby acknowledge and agree to the terms of this letter
Andrew Feldman
Chief Executive Officer

/s/ Andrew Feldman

FOR AND ON BEHALF OF CEREBRAS SYSTEMS, INC